EXHIBIT 21

                   LIST OF RALCORP HOLDINGS, INC. SUBSIDIARIES

Bremner, Inc.
State of Incorporation: Nevada

Cascade Cookie Company, Inc.
State of Incorporation: Delaware

Flavor House Products, Inc.
State of Incorporation: Delaware

Heritage Wafer, LLC
State of Incorporation: Wisconsin

JEN Acquisition Corporation
State of Incorporation: Nevada

National Oats Company
State of Incorporation: Nevada

Nutcracker Brands, Inc.
State of Incorporation: Georgia

PL Financial Incorporated
State of Incorporation: Nevada

Ralcorp Receivables Corporation
State of Incorporation: Nevada

Ralston Food Sales, Inc.
State of Incorporation: Nevada

RH Financial Corporation
State of Incorporation: Nevada

RHM Industrial/Specialty Foods, Inc.
State of Incorporation: Indiana

Ripon Foods, Inc.
State of Incorporation: Wisconsin

Sugar Kake Cookie Inc.
State of Incorporation: New York

T & C Financial Incorporated
State of Incorporation: Nevada

The Carriage House Companies, Inc.
State of Incorporation: Delaware

The Torbitt & Castleman Company, LLC
State of Incorporation: Delaware